Exhibit 5.2

May 2, 2025

Solaris Energy Infrastructure, Inc.

9651 Katy Freeway, Suite 300

Houston, Texas 77024

Ladies and Gentlemen:

Reference is hereby made to the Registration Statement on Form S-3, File No. 333-283308 (the “Registration Statement”), filed by Solaris Energy Infrastructure, Inc., a Delaware corporation (the “Issuer”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective on November 25, 2024.

We have acted as counsel to Solaris Energy Infrastructure, Inc. (the “Issuer”) with respect to certain legal matters in connection with the registration by the Issuer, under the Securities Act of 1933, as amended (the “Securities Act”), of the borrowing and sale of 1,193,5210 shares of the Issuer’s Class A common stock, par value $0.01 per share (the “Shares”), at the request of the Issuer in order to facilitate hedging transactions by holders of certain convertible debt securities of the Issuer, pursuant to the Underwriting Agreement dated May 1, 2025, by and among the Issuer and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”).

The Shares are being borrowed and sold pursuant to a prospectus supplement dated May 1, 2025 (the “Prospectus Supplement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) on May 1, 2025, to the prospectus dated April 30, 2025 (such prospectus, as amended and supplemented by the Prospectus Supplement, the “Prospectus”), included in and forming part of the Registration Statement on Form S-3 (Registration No. 333-283308) (the “Registration Statement”), which was declared effective by the Commission on November 25, 2024. Capitalized terms used but not defined herein shall have the meanings given such terms in the Underwriting Agreement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the Shares.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, the Prospectus Supplement and the Prospectus; (ii) the Amended and Restated Certificate of Incorporation of the Issuer, dated as of May 17, 2017; (iii) the Amended and Restated Bylaws of the Issuer, dated as of May 17, 2017; (iv) the Underwriting Agreement, a copy of which is being filed with the Commission, together with this Exhibit 5.2, as an exhibit to the Issuer’s Current Report on Form 8-K in connection with the closing of the sale of the Shares; and (vi) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

Vinson & Elkins LLP Attorneys at Law	Texas Tower, 845 Texas Avenue, Suite 4700
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May 2, 2025 Page 2

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Issuer and are validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

A. As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Issuer.

B. We have assumed that (i) all information contained in all documents submitted to us for review is accurate and complete, (ii) each such document submitted to us as an original is authentic and each such document submitted to us as a copy conforms to an authentic original of such document, (iii) all signatures on each such document examined by us are genuine, (iv) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete, (v) each natural person signing any document reviewed by us had the legal capacity to do so and each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity and (vi) the Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Underwriting Agreement.

C. This opinion is limited in all respects to the laws of the State of New York and the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

D. The opinion is qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.2 to the Current Report on Form 8-K of the Issuer dated on or about the date hereof, and to the reference to our Firm under the heading “Legal Matters” in the Registration Statement, the Prospectus Supplement and the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

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Very truly yours, Vinson & Elkins L.L.P.